UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2015

Journal Media Group, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	001-36879	47-1939596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West State Street, Milwaukee, Wisconsin 53203

(Address of principal executive offices)

(414) 224-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On April 1, 2015, Journal Media Group, Inc. (the “Company”) entered into a Credit Agreement among the Company, certain of its subsidiaries from time to time party thereto and the financial institutions from time to time party thereto (the “Credit Agreement”).

The Credit Agreement provides for a revolving credit facility with aggregate commitments of $50 million (the “Revolving Loan Facility”), which matures on April 1, 2020.  As of April 1, 2015, the outstanding principal amount of revolving loans drawn under the Credit Agreement was $0.  The proceeds of the facility will be used by the Company for general corporate purposes.  Amounts under the Revolving Loan Facility may be borrowed, repaid and reborrowed by the Company from time to time until the maturity date of the Revolving Loan Facility.  Voluntary prepayments and commitment reductions are permitted at any time without fee upon proper notice and subject to a minimum dollar requirement.  At the Company’s option, the commitments under the Credit Agreement may be increased from time to time in the form of additional revolving commitments and/or incremental term loans to an aggregate amount not to exceed $75 million.  The increase option is subject to the satisfaction of certain conditions, including, without limitation, the identification of lenders (which may include existing lenders or new lenders) willing to provide the additional commitments.  Borrowings under the Credit Agreement incur interest at either (a) LIBOR (not less than 0%) plus a margin that ranges from 125.0 basis points to 200.0 basis points, depending on the Company’s net debt ratio, or (b) (i) the highest of 0%, the base rate, which equals the highest of the prime rate set by U.S. Bank National Association, the Federal Funds Rate plus 50.0 basis points or one-month LIBOR plus 100.0 basis points, plus (ii) a margin that ranges from 25.0 basis points to 100.0 basis points (in all instances, the base rate is not less than 0%), depending on the Company’s net debt ratio.  The initial pricing spread above LIBOR will be 125.0 basis points.

The Company’s obligations under the Credit Agreement are currently guaranteed by certain of its domestic subsidiaries.  Subject to certain exceptions, the Credit Agreement is secured by liens on certain of the assets of the Company and its subsidiaries and contains affirmative, negative and financial covenants which are customary for financings of this type, including, among other things, limits on the creation of liens, limits on the incurrence of indebtedness, restrictions on dispositions and restrictions on the payment of dividends.  The Credit Agreement includes the following two financial covenants:

•                                          A consolidated total debt ratio of not greater than 3.00-to-1, as of the end of each fiscal quarter, as determined for the four fiscal quarters then ended.  This ratio compares, as of the date of determination, the Company’s consolidated total debt on such date to consolidated EBITDA, defined in the Credit Agreement as earnings before interest, taxes, depreciation, amortization, restructuring charges, gains/losses on asset disposals, non-cash charges and certain other adjustments, for the period of four consecutive fiscal quarters ending on such date.

•                                          A minimum interest coverage ratio of not less than 3-to-1, as of the end of each fiscal quarter, as determined for the four fiscal quarters then ended.  This ratio compares, for any period, the Company’s consolidated EBIT, defined in the Credit Agreement as earnings before interest, taxes, restructuring charges, gains/losses on asset disposals, non-cash charges and certain other adjustments, for the four fiscal quarters then ended to the Company’s consolidated interest expense for such four fiscal quarters then ended.

The Credit Agreement includes customary events of default for facilities of this type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default, the interest rate on all outstanding obligations may be increased and payments of all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated and/or the lenders’ may have the right to foreclose upon their security interests.  In addition, upon the occurrence of certain insolvency- or bankruptcy-related events of default, all amounts payable under the Credit Agreement shall automatically become immediately due and payable, and the lenders’ commitments will automatically terminate.

Some of the lenders under the Credit Agreement have relationships with the Company and its affiliates involving the provision of a variety of financial services, including cash management.

The summary description of the Credit Agreement set forth above is qualified in its entirety by reference to the Credit Agreement filed herewith as Exhibit 4 and incorporated herein by reference.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On April 1, 2015, the transactions contemplated by that certain Master Transaction Agreement, dated July 30, 2014 (the “Master Agreement”), by and among the Company, The E. W. Scripps Company (“Scripps”), Scripps Media, Inc., Desk Spinco, Inc. (“Scripps Spinco”), Scripps NP Operating, LLC (f/k/a Desk NP Operating, LLC), Desk BC Merger, LLC, Journal Communications, Inc. (“Journal”), Boat Spinco, Inc. (“Journal Spinco”), Desk NP Merger Co. and Boat NP Merger Co. were consummated (the “Transactions”).

Pursuant to the Master Agreement, Journal and Scripps have, through a series of transactions, (i) separated Journal’s newspaper business (the “Journal Newspapers”) pursuant to a spin-off of Journal Spinco to the shareholders of Journal, (ii) separated Scripps’ newspaper business (the “Scripps Newspapers”) pursuant to a spin-off of Scripps Spinco to the shareholders of Scripps, (iii) combined the two spun-off newspaper businesses through two mergers, resulting in each of the newspaper businesses becoming a wholly owned subsidiary of the Company, and (iv) then merged Journal with and into a wholly owned subsidiary of Scripps. The Transactions resulted in two separate, public companies: one, the Company, continuing the combined newspaper businesses of Journal and Scripps; and the other, Scripps, continuing the combined broadcast businesses of Journal and Scripps. In connection with the Transactions, each share of Journal class A common stock and class B common stock outstanding on the share exchange record date received 0.5176 Scripps class A common shares and 0.1950 shares of the Company’s common stock, and each Scripps class A common share and common voting share outstanding received 0.2500 shares of the Company’s common stock. Immediately following completion of the Transactions, former holders of Journal’s common stock owned approximately 41% of the common shares of the Company and approximately 31% of the common shares of Scripps, in the form of Scripps class A common shares, with the remaining common shares of each entity owned by the Scripps shareholders. Pursuant to the Master Agreement, prior to the consummation of the Transactions, Journal contributed to Journal Spinco (and, thereby following the closing, the Company) $10.0 million in cash, and Scripps distributed a special cash dividend in the aggregate amount of $60.0 million to the holders of its common shares (and certain common share equivalents in the form of restricted stock units held by Scripps employees). The Transactions are intended to be tax-free at both the shareholder and corporate levels at each of Journal and Scripps, with the exceptions of the distribution of Journal Spinco to Journal’s shareholders, which is taxable at the Journal corporate level, and the payment of the Scripps special cash dividend, which may be taxable to the shareholders of Scripps.

The Company’s common stock is listed on the New York Stock Exchange under the symbol “JMG.”

Following consummation of the Transactions, there were approximately 24.4 million shares of the Company’s common stock outstanding as of April 1, 2015.

On April 1, 2015, the Company issued a press release regarding the consummation of the Transactions.  A copy of the press release is filed herewith as Exhibit 99 and incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.01.                                        Changes in Control of Registrant.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated by references into this Item 5.01.  Prior to the consummation of the Transactions, the Company was owned 50% by Journal and 50% by Scripps.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

In advance of the consummation of the Transactions, on March 31, 2015, all of the Company’s directors were elected or reelected (in the case of Steven J. Smith) to serve on the Company’s Board of Directors.  Stuart Aitken and Jonathan Newcomb were elected as Class I directors, whose terms expire at the 2016 annual meeting of shareholders; Steven J. Smith and Mary Ellen Stanek were elected as Class II directors, whose terms expire at the 2017 annual meeting of shareholders; and Brian A. Ross and Timothy E. Stautberg were elected as Class III directors, whose terms expire at the 2018 annual meeting of shareholders.  Mr. Smith was also elected to serve as Chairman of the Board of Directors.  The following is a biographical summary for each of the directors of the Company.

Terms Expiring at the 2016 Annual Meeting of Shareholders

Stuart Aitken, age 43, has been Chief Executive Officer of dunnhumbyUSA, a marketing resources company, since July 2010. Mr. Aitken joined dunnhumbyUSA in August 2009 as Chief Operating Officer. Prior to joining dunnhumbyUSA, Mr. Aitken was Executive Vice President and Chief Marketing Officer for Michael’s Stores, an arts and crafts retail chain, from December 2007 to July 2009. Mr. Aitken’s knowledge and experience in marketing, information technology and in sales qualify him to serve as a director of the Company.  Mr. Aitken serves as a member of the Company’s Compensation and Nominating and Corporate Governance Committees.

Jonathan Newcomb, 68, is a Managing Director at Berenson & Company, LLC, a New York advisory and investment firm, with which he first became affiliated with in November 2012.  He advises companies in the publishing, information and education markets and also works with private equity firms pursuing investments in these areas.  Previously, from November 2004 to November 2012, he was a Managing Director at Coady Diemar Partners, a New York investment firm. Prior to that, he served as the Chief Executive Officer of Cambium Learning, an educational services company based in Boston that was sold to private equity firm Veronis Suhler in 2008.  From 1994 through 2002, Mr. Newcomb was Chairman and Chief Executive Officer of Simon & Schuster, at the time America’s largest educational, reference, professional and trade publisher.  Prior to that, he had been President and Chief Operating Officer of Simon & Schuster.  Before that he was President of McGraw-Hill’s Financial and Economic Information Group, which included the businesses of Standard & Poor’s and Data Resources Inc.  He began his career with the Dun & Bradstreet Corporation. Mr. Newcomb was a director of Journal from February 2005 until April 1, 2015. Mr. Newcomb is a director of United Business Media (LSE) and Education Dynamics. He is a past member of the Board of Trustees of Dartmouth College (where he Chaired the Finance Committee), and also currently sits on the Board of The Columbia University School of Business. Mr. Newcomb’s knowledge of and expertise in the publishing industry, as well as his executive experience and financial expertise, qualify him to serve as a director of the Company.  Mr. Newcomb serves as a member of the Company’s Audit and Nominating and Corporate Governance Committees.

Terms Expiring at the 2017 Annual Meeting of Shareholders

Steven J. Smith, age 64, is currently the non-executive Chairman of the Board of the Company and has served as a director of the Company since July 25, 2014 and Chairman since March 31, 2015.  Prior to the consummation of the Transactions, Mr. Smith served as the Chairman of the Board and Chief Executive Officer of Journal. He was elected Chief Executive Officer of Journal in March 1998 and Chairman of the Board in December 1998. Mr. Smith served as the President of Journal Communications, Inc. from 1992 to 1998, and added the title of Chief Operating Officer in 1996. President was again added to his title in 2010, a title that he held until February 2012. Mr. Smith was a director of Journal from May 2003 (and was a director of the predecessor company of Journal from June 1987) until April 1, 2015. Mr. Smith is a director of Badger Meter, Inc., where he is chair of the compensation committee and a member of the audit and compliance committee. Mr. Smith’s long history with Journal and his skills and executive experience within the industry in which we operate qualify him to serve as director and the non-executive Chairman of the Board of the Company.  Mr. Smith serves as a member of the Company’s Audit Committee and serves as Chair of the Nominating and Corporate Governance Committee.

Mary Ellen Stanek, age 58, has been President of Baird Funds, Inc., a registered investment company, since September 2000, and Managing Director and Chief Investment Officer of Baird Advisors, Robert W. Baird & Co. Incorporated, since March 2000. Previously, Ms. Stanek was President of Firstar Funds, Inc., also a registered investment company, from December 1998 to March 2000, and President and Chief Executive Officer (from November 1998 to February 2000) and President and Chief Operating Officer (from March 1994 to November 1998) of Firstar Investment Research & Management Company, LLC.  Ms. Stanek was a director of Journal from August 2003 (and was a director of the predecessor company of Journal from June 2002) until April 1, 2015. Ms. Stanek is a director of Baird Financial Group, the West Bend Mutual Insurance Company, and Wisconsin Energy Corporation, where she is a member of the finance committee, and a member of the Board of Trustees and the audit and finance committees at Northwestern Mutual Life Insurance Company. Ms. Stanek’s knowledge of and experience in the financial services industry, as well as her executive experience and long-standing relationship with and knowledge of Journal, qualify her to serve as a director of the Company.  Ms. Stanek serves as a member of the Company’s Nominating and Corporate Governance Committee and serves as Chair of the Compensation Committee.

Terms Expiring at the 2018 Annual Meeting of Shareholders

Brian A. Ross, age 57, is currently Principal at Mid-Market Growth Partners, LLC, a consulting firm that helps businesses plan and implement initiatives to accelerate or reposition businesses for growth, restructurings or improved profits, a position he has held since 2014.  In 2013, Mr. Ross founded AssuredMedPay, LLC, an information technology company that provides streamlined online payment services for employees of corporate-sponsored healthcare plans.  Prior to serving in these capacities, Mr. Ross served as President and Chief Executive Officer of KnowledgeWorks Foundation, an education-focused non-profit, from 2010 to 2012.  Mr. Ross served as Chief Operating Officer of Cincinnati Bell Inc., a publicly traded telecommunications company, from 2008 to 2010, and as Chief Financial Officer from 2004 to 2008.  Mr. Ross is also a director of Alaska Communications Systems Group, Inc., where he serves as chair of the compensation committee and a member of the audit committee, and of Otelco Inc., where he serves as a member of the audit committee.  Mr. Ross’ executive and financial experience, as well as his experience as a director of two publicly traded companies, qualifies him to serve as a director of the Company.  Mr. Ross serves as a member of the Company’s Compensation Committee and serves as Chair of the Audit Committee.

Timothy E. Stautberg, age 52, is currently President and Chief Executive Officer of the Company.  He has served as President since December 18, 2014 and President and Chief Executive Officer since March 22, 2015.  Prior to the close of the Transactions, Mr. Stautberg served as Senior Vice President, Newspapers of Scripps since August 2011.  He led Scripps’ portfolio of newspapers and affiliated digital products in its 13 markets in the U.S. Prior to taking that role, Mr. Stautberg served Scripps for three years as Senior Vice President and Chief Financial Officer and for nine years as Vice President of Corporate Communications and Investor Relations. Mr. Stautberg joined Scripps in 1990 as part of the company’s executive development program. In 1992, he joined the Rocky Mountain News, where he held various management positions before being named assistant to the publisher. He was named general manager of the Redding Record Searchlight in 1997, and returned to Cincinnati in 1999 to become Vice President of Corporate Communications and Investor Relations. Mr. Stautberg holds a bachelor’s degree in economics from Kenyon College and a master’s degree in business administration, with a specialization in finance, from the University of Chicago. While earning his MBA, he worked five years as a commercial banking officer for Harris Trust and Savings Bank in Chicago. Mr. Stautberg serves as a trustee of the Scripps Howard Foundation and a member of the Newspaper Association of America Board of Directors.  Mr. Stautberg’s skills and executive experience within the industry in which we operate qualify him to serve as a director and President and Chief Executive Officer of the Company.  Mr. Stautberg does not serve as a member of any of the Company’s committees.

With the exception of Mr. Stautberg’s employment agreement, pursuant to which he serves as the Company’s President and Chief Executive Officer, there is no arrangement or understanding between the directors named above and any other person pursuant to which such directors were appointed as a director of the Company, and there are no transactions in which such directors have an interest requiring disclosure under Item 404(a) of Regulation S-K. No director or executive officer of the Company has any family relationship with the directors named above.

Information concerning Mr. Stautberg’s employment agreement can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2015 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 31, 2015.

Resignation of Richard A. Boehne

Effective as of March 31, 2015, Richard A. Boehne resigned from the Company’s Board of Directors.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 31, 2015, the Board of Directors of the Company amended Section 3.01 of Article III of the Company’s Bylaws to decrease the number of directors of the Company from seven to six.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Financial Statements of Businesses Acquired.  Since the Company’s inception in July 2014, and until the consummation of the Transactions on April 1, 2015, the Company conducted no business operations or owned or leased any real estate or other property.  As a result, for federal securities law purposes Scripps Newspapers is deemed to be the Company’s predecessor and the business acquired in the Transactions is deemed to be the Journal Newspapers.  It is impracticable for the Company to provide the required financial statements of the Journal Newspapers at the time this Current Report on Form 8-K is filed.  The required financial statements will be filed as soon as practicable but in no event later than June 17, 2015.

(b)                                 Pro Forma Financial Information.  It is impracticable for the Company to provide any required pro forma financial information at the time this Current Report on Form 8-K is filed.  Any required pro forma financial information will be filed as soon as practicable but in no event later than June 17, 2015.

(c)                                  Not applicable.

(d)                                 Exhibits.  The following exhibits are being filed herewith:

(3.1)                       Amendment to Bylaws of Journal Media Group, Inc. effective March 31, 2015.

(3.2)                       Bylaws of Journal Media Group, Inc. effective March 31, 2015.

(4)                                 Credit Agreement dated as of April 1, 2015, among Journal Media Group, Inc., certain subsidiaries thereof, certain lenders party thereto and U.S. Bank National Association, as administrative agent.

(99)                          Press Release of Journal Media Group, Inc. dated as of April 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL MEDIA GROUP, INC.

Date: April 6, 2015	By:	/s/ Timothy E. Stautberg
Timothy E. Stautberg
President and Chief Executive Officer

JOURNAL MEDIA GROUP, INC.

EXHIBIT INDEX TO FORM 8-K

Report Dated March 31, 2015

Exhibit No.

(3.1)	Amendment to Bylaws of Journal Media Group, Inc. effective March 31, 2015.

(3.2)	Bylaws of Journal Media Group, Inc. effective March 31, 2015.

(4)	Credit Agreement dated as of April 1, 2015, among Journal Media Group, Inc., certain subsidiaries thereof, certain lenders party thereto and U.S. Bank National Association, as administrative agent.

(99)	Press Release of Journal Media Group, Inc. dated April 1, 2015.